FLEXSHARES TRUST

FORM N-SAR

File No. 811-22555

Fiscal Year Ended October 31, 2012

Exhibit Index

EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

Sub-Item 77Q1: Exhibits.

EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

(a)(1) Amended and Restated Schedule A to the Amended and Restated Agreement and Declaration of Trust of the Trust, dated June 21, 2012, is incorporated herein by reference to Exhibit (a)(4) in Registrant's Post-Effective Amendment No. 21 filed with the Commission on September 10, 2012 (Accession No. 0001193125-12-386849).